Exhibit 99.1

News release

TREX COMPANY UPGRADES Distribution Network; RAISES FULL YEAR GUIDANCE

Action Aligns With Trex’s Stated Long Term Strategic Priority to Optimize our Channels for Growth

Trex Expands with SBP, the Largest and Fastest Growing Distributor of Specialty Building Products in North America

Preliminary Second Quarter Revenue of Approximately $418M, Above Guidance Range

Raising Full Year 2026 Guidance

Trex Will Hold a Conference Call Today at 5:00pm EST

WINCHESTER, Va. July 13, 2026– Trex Company [NYSE: TREX], the world’s largest manufacturer of wood-alternative decking and railing and a leading brand of outdoor living products, today announced the realignment of its North American distribution network.

Specialty Building Products (SBP) will be Trex’s sole national distributor of decking and railing products across North America. In addition to SBP covering national distribution, Trex will also further expand its regional distribution footprint with WS Building Materials (formerly Snavely, Weekes, and Logan), Coastal Forest Products in New England and BlueLinx in the South Central region. These actions further align Trex’s distribution network with the number-one brand in decking and railing while streamlining access to products across key markets nationwide. As part of these distribution actions, Trex will transition away from Boise Cascade as a distributor of Trex products.

“Today’s announcement is a key step towards driving one of our five-stated priorities that define our path to long-term, durable profitable growth and increased shareholder value, namely - Optimize our Channels for Growth. The distribution channel has seen many changes over the last five years with significant consolidation of both distributors and dealers in the two-step channel. We expect the distribution landscape to continue evolving and are taking decisive proactive steps to ensure our products can best reach both the homeowner and the pro contractors across our geographies,” said Adam Zambanini, President and CEO of Trex Company.

“We shifted to SBP as our exclusive national distributor partner based on their dynamic service capabilities and relentless drive for long-term growth. SBP shares our vision for the future—from growth through innovation to the continued evolution of our distribution model,” said Zambanini. “With this expanded relationship, SBP will exclusively carry the breadth of Trex’s decking and railing products across its extensive distribution network.”

SBP is the largest and fastest growing distributor of specialty building products in North America. The company first began distributing Trex decking products in 2002 and has since become one of Trex’s largest and most impactful partners. With the acquisition of OrePac in 2025, SBP expanded its footprint to serve all of North America, providing Trex with unparalleled reach to consumers and contractors.

“This expansion of our relationship with Trex is a strategic milestone for SBP, further strengthening our alignment with Trex - the industry’s leading outdoor living brand,” said Jeff McLendon, CEO of Specialty Building Products. “Throughout our long, and highly successful relationship, Trex has consistently set the standard through innovation, market leadership, and execution. This strategic national distribution partnership builds on that strong foundation and positions us to accelerate our shared growth. Together with the Trex team, we are committed to an ambitious vision for expanding market share in this growing category while continuing to deliver exceptional value and service to our mutual customers.”

To further optimize its channel distribution network, Trex is also expanding its relationship with WS Building Materials, one of the largest regional distributors in the Midwest, MidAtlantic and southern United States. WS Building Materials will now support Trex across Wisconsin, Illinois, North Dakota, South Dakota, Indiana, Iowa, Nebraska, and Missouri.

“Over the past five years, WS Building Materials has consistently demonstrated that Trex is the number-one brand they want to represent,” said Zambanini. “They have steadily expanded Trex across their footprint and now distribute Trex products from all of their existing locations. WS Building Materials also has ambitious plans for continued growth, making them an ideal long-term distribution partner.”

“Trex has been a trusted, long-standing distribution partner to WS Building Materials, and we’re proud to expand that relationship through this expanded distribution alignment,” said Scott Gardner, President of WS Building Materials. “This next phase strengthens our ability to scale Trex’s industry-leading products across our network, expand into new markets, and deliver consistent, high-level service to our customers.”

Trex is also adding Coastal Forest Products as a regional distributor in New England supporting Trex throughout New York, Connecticut, Rhode Island, New Hampshire, Vermont, and Maine.

“Coastal Forest Products has built a strong, respected brand throughout New England that complements the Trex brand extremely well,” said Zambanini. “This distribution relationship enhances our ability to serve dealers and contractors in the region as consumer demand for premium decking and railing continues to grow.”

“We’re thrilled to be joining forces with Trex,” said Pike Severance, President of Coastal Forest Products. “Their success to date has been impressive, and we are taking a meaningful step forward for both organizations. By combining our strengths with their proven foundation, we’re well positioned to scale that success, unlock new opportunities, deepen our impact with customers, and help shape what comes next for the market.”

Finally, Trex is expanding its distribution network in the South Central Region with BlueLinx, further strengthening coverage and service levels in this important market. BlueLinx will distribute Trex in Louisiana, Arkansas, Mississippi, Alabama, Georgia, Tennessee, Kentucky and parts of Missouri, Illinois, Indiana, Ohio, and West Virginia.

“We are excited to announce this new distribution agreement with BlueLinx,” said Zambanini. “Over the past two decades, they have established themselves as a major player within the South Central Region, and we are confident that adding their network of distribution in this important part of the country will continue to fuel Trex’s growth.”

"We appreciate the confidence that Trex has placed in BlueLinx to accelerate their growth strategy in the South Central Region," said Shyam Reddy, President and CEO of BlueLinx. "We are especially excited about offering Trex’s well-known specialty product lines to our customers in these fast-growing markets."

During the transition, Trex will work closely with all distribution partners to ensure uninterrupted product availability, including retail stocking and special orders through major home centers.

“Dual distribution in all major markets has been a key part of our winning strategy for several decades,” added Zambanini. “With SBP’s national coverage and our network of strong regional distribution partners, Trex will continue to be available from two of the top distributors wherever dealers, contractors, and consumers are making their purchase decisions.”

Q2 Results Above the High End of Range and Reiterate 2026 Guidance

“We anticipate second quarter sales to come in at approximately $418 million, above our guidance of $388 to $403 million with strong sell through driven by consumer demand across our channels and products. Adjusted EBITDA is expected to be approximately $112 million. We are also increasing our full year guidance, shown in the table below, given our strong start to the year and continuing strong execution by the Trex team,” said Prith Gandhi, Senior Vice President and Chief Financial Officer.

These preliminary results are estimates based on information available to management of Trex as of the date of this release and are subject to change upon completion of Trex’s standard closing procedures and review by its independent registered public accounting firm. As a result, there can be no assurance that Trex’s final results will not differ from these preliminary estimates. Trex has not provided a reconciliation of forward-looking Adjusted EBITDA to net income, the most directly comparable GAAP measure, because certain items required for such reconciliation are outside of Trex’s control and/or cannot be reasonably predicted without unreasonable efforts. The probable significance of these items cannot be determined at this time. See “Forward-Looking Statements” below for information on certain factors that could cause actual results to differ from these preliminary estimates.

Trex Company, Inc.
Preliminary Q2 2026 Results

Net Sales	Approximately $418 million
Adjusted EBITDA	Approximately $112 million

Full Year 2026 Guidance
	Low	High
Net sales	$1.215B	$1.250B
Adjusted EBITDA	$335M	$350M
Depreciation and amortization	~$85M
SG&A	~18% of net sales
Interest expense	$8M	$10M
Effective tax rate	25.5%	27.0%
CapEx	$100M	$120M

Conference Call & Webcast Information

Trex will hold a conference call on Monday, July 13, 2026, at 5:00 p.m. ET. To participate on the day of the call, dial 1-844-792-3734, or internationally 1-412-317-5126, approximately ten minutes before the call, and tell the operator you wish to join the Trex Company Conference Call.

A live webcast of the conference call will be available in the Investor Relations section of the Trex Company website at Investor Relations. For those who cannot listen to the live broadcast, an audio replay of the conference call will be available within 24 hours of the call on the Trex website. The audio replay will be available for 30 days.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measure, adjusted earnings before interest, income taxes, depreciation and amortization (Adjusted EBITDA). Management believes this non-GAAP financial measure provides investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes this non-GAAP financial measure also enhances investors’ ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP and are not meant to be considered superior to or a substitute for our GAAP results. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. A reconciliation of this non-GAAP financial measure to GAAP information is included below. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Non-GAAP Reconciliation Tables

Trex Company, Inc.	Three Months Ended June 30, 2026
($ in millions)
Net Income	$61.9
Interest	2.3
Income taxes	22.0
Depreciation and amortization	19.4
Non-operating expenses	4.7
Arkansas start up	0.6
Digital transformation	1.1
Adjusted EBITDA	$112.0

About Trex Company

For more than 30 years, Trex Company [NYSE: TREX] has invented, reinvented and defined the composite decking category. Today, the company is the world’s #1 brand of sustainable, wood-alternative decking and railing, and a leader in high performance, low-maintenance outdoor living products. Boasting the industry’s strongest distribution network, Trex sells products through more than 6,700 retail outlets across six continents. Through strategic licensing agreements, the company offers a comprehensive outdoor living portfolio that includes deck drainage, flashing tapes, LED lighting, outdoor kitchen components, pergolas, spiral stairs, fencing, lattice, cornhole and outdoor furniture – all marketed under the Trex® brand. Based in Winchester, Va., Trex is proud to have been named America’s Most Trusted® Outdoor Decking^ for the past 6 years (2021-2026). The company also holds a place on Barron’s list of the 100 Most Sustainable U.S. Companies (2024 and 2025), was named one of America’s Most Responsible Companies 2024 by Newsweek, ranked as one of the 100 Best ESG Companies by Investor’s Business Daily, and named the Sustainable Brand Leader in the decking category by Green Builder Media for the 16th consecutive year. For more information, visit Trex.com.

^Trex received the highest numerical score in the proprietary Lifestory Research 2021-2026 America’s Most Trusted® Outdoor Decking studies. Study results are based on experiences and perceptions of people surveyed. Your experiences may vary. Visit www.lifestoryresearch.com.

Forward-Looking Statements

The statements in this press release regarding the Company’s expected future performance and condition constitute “forward-looking statements” within the meaning of Section 27A of the

Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such risks and uncertainties include, but are not limited to: risks associated with the realignment of the Company's distribution network, including potential disruption to product availability, loss of dealer or contractor relationships, and the ability of new or expanded distribution partners to perform as expected; the extent of market acceptance of the Company’s current and newly developed products, including fire-rated and PVC decking products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company’s business to general economic conditions; the impact of seasonal and weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the availability and cost of third-party transportation services for the Company’s products and raw materials; the Company’s ability to obtain raw materials, including scrap polyethylene, wood fiber, and other materials used in making our products, at acceptable prices; increasing inflation, oil prices, and tariffs in the macro-economic environment; the Company’s ability to maintain product quality and product performance at an acceptable cost; the Company’s ability to increase throughput and capacity to adequately match supply with demand; the level of expenses associated with warranty claims, product replacement and consumer relations expenses related to product quality; the highly competitive markets in which the Company operates; cyber-attacks, security breaches or other security vulnerabilities; the impact of current and upcoming data privacy laws and the EU General Data Protection Regulation and the related actual or potential costs and consequences; material adverse impacts from global public health pandemics and geopolitical conflicts, including the ongoing conflict in the Middle East and its potential effect on consumer confidence; risks associated with the Company’s digital transformation initiatives and related costs; risks associated with the startup, construction, and operational transition of the Company’s Arkansas facility; and material adverse impacts related to labor shortages or increases in labor costs. Documents filed with the U.S. Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Lee Coker

VP, Corporate Development & Investor Relations

540-542-6321

Eric Prouty

Casey Kotary

ADVISIRY Partners

212-750-5800

eric.prouty@advisiry.com

casey.kotary@advisiry.com